                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO.           )

     Filed by the Registrant [ ]
     Filed by a Party other than the Registrant [ ]
     Check the appropriate box:
     [ ] Preliminary Proxy Statement       [ ] Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     [X] Definitive Proxy Statement
     [ ] Definitive Additional Materials
     [ ] Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                             WHITEHALL CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

                             WHITEHALL CORPORATION
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
     [X] No fee required.
     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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

                             WHITEHALL CORPORATION
                                2659 NOVA DRIVE
                              DALLAS, TEXAS 75229

                                 April 7, 1997

Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders of Whitehall Corporation to be held on Monday, May 12, 1997, at 10:00 a.m., local time, at Aero Corporation, 5530 East Highway 90, Lake City, Florida 32055 (the "Annual Meeting").

     The Notice of Meeting and Proxy Statement on the following pages cover the formal business of the Annual Meeting, which includes proposals (i) to elect seven named nominees as directors of Whitehall Corporation and (ii) to ratify the appointment of Arthur Andersen LLP, independent public accountants, as Whitehall Corporation's auditors for the fiscal year ending December 31, 1997.

     The Board of Directors recommends that stockholders vote in favor of each proposal. We strongly encourage all stockholders to participate by voting their shares by proxy whether or not they plan to attend the Annual Meeting. Please sign, date, and mail the enclosed proxy card as soon as possible. If you do attend the Annual Meeting, you may still vote in person.

     For your information, enclosed is the 1996 Annual Report of Whitehall Corporation. We look forward to seeing you at the Annual Meeting.

                                                   Sincerely,
                                              /s/ GEORGE F. BAKER
                                                GEORGE F. BAKER
                                             Chairman of the Board

                             WHITEHALL CORPORATION
                                2659 NOVA DRIVE
                              DALLAS, TEXAS 75229

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 12, 1997

TO THE STOCKHOLDERS:

     The Annual Meeting of Stockholders (the "Annual Meeting") of Whitehall Corporation, a Delaware corporation (the "Company"), will be held on Monday, May 12, 1997, at 10:00 a.m., local time, at Aero Corporation, 5530 East Highway 90, Lake City, Florida 32055, for the purpose of considering and acting upon the following proposals as set forth in the accompanying Proxy Statement:

          1. To elect seven named nominees as directors of the Company to serve until the next Annual Meeting of Stockholders or until their successors are elected and qualified;

          2. To ratify the appointment of Arthur Andersen LLP, independent public accountants, as auditors of the Company for the fiscal year ending December 31, 1997; and

          3. To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

     Only stockholders of record at the close of business on March 24, 1997, are entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. A list of Stockholders entitled to vote at the annual meeting will be available for examination at the Company's corporate office at 2659 Nova Drive, Dallas, Texas for 10 days prior to the meeting.

     Whether or not you plan to attend the Annual Meeting, please complete, date, and sign the enclosed proxy card and return it promptly to the Company in the return envelope enclosed for your use. You may revoke your proxy at any time before it is voted by delivering to the Secretary of the Company a written notice of revocation bearing a later date than the proxy, by duly executing a subsequent proxy relating to the same shares, or by attending and voting at the Annual Meeting.

     You are cordially invited to attend.

                                          By Order of the Board of Directors,

                                                  /s/ BRUCE C. CONWAY
                                                    BRUCE C. CONWAY
                                                       Secretary
Dated: April 7, 1997

                             WHITEHALL CORPORATION
                                2659 NOVA DRIVE
                              DALLAS, TEXAS 75229

                                PROXY STATEMENT

     Accompanying this Proxy Statement is a Notice of Annual Meeting of Stockholders and a form of proxy for the Annual Meeting of Stockholders (the "Meeting") solicited by the Board of Directors (the "Board of Directors") of Whitehall Corporation, a Delaware corporation (the "Company"). The Board of Directors has fixed the close of business on March 24, 1997, as the record date for the determination of stockholders who are entitled to notice of and to vote at the Meeting or any adjournments or postponements thereof. The holders of a majority of the outstanding shares of common stock of the Company, $0.10 par value per share (the "Common Stock"), present in person, or represented by proxy, will constitute a quorum at the Meeting.

     This Proxy Statement and the enclosed proxy are being sent to the stockholders of the Company on or about April 7, 1997.

     Only stockholders of record at the close of business on March 24, 1997, will be entitled to vote at the Meeting. At the close of business on such record date there were outstanding 5,508,400 shares of the Common Stock which Common Stock constitutes the only class of voting securities of the Company issued and outstanding. Each share of the Common Stock entitles the holder to one vote.

     Assuming the presence of a quorum, Directors of the Company shall be elected by a plurality of the votes cast in person or by proxy at the Meeting. Votes withheld with respect to any nominee for director will be excluded from the vote totals and will have no effect on the determination of a plurality. The affirmative vote of the holders of a majority of the outstanding shares of Common Stock present in person or represented by proxy at the Meeting is necessary to ratify the appointment of Arthur Andersen LLP, independent public accountants ("Arthur Andersen"), as the Company's auditors for the fiscal year ending December 31, 1997, and to transact any other business as may properly come before the Meeting or any adjournments or postponements thereof. For purposes of determining whether a matter has received a majority vote, abstentions will be included in the vote totals, with the result that an abstention has the same effect as a negative vote. In instances where brokers are prohibited from exercising discretionary authority for beneficial owners who have not returned a proxy (so-called "broker non-votes"), those shares will not be included in the vote totals and therefore will have no effect on the vote.

     A proxy that is properly submitted to the Company may be properly revoked at any time before it is voted. Proxies may be revoked by (i) delivering to the Secretary of the Company, at or before the Meeting, a written notice of revocation bearing a later date than the proxy, (ii) duly executing a subsequent proxy relating to the same shares of the Common Stock and delivering it to the Secretary of the Company at or before the Meeting, or (iii) attending the Meeting and voting in person (although attendance at the Meeting will not in and of itself constitute revocation of a proxy). With respect to the election of directors of the Company ("Proposal 1"), unless authority to vote for all directors or any individual director is withheld, all the shares represented by a proxy will be voted for the election of directors as set forth in this Proxy Statement. Where a stockholder has specified a vote for or against the ratification of the appointment of Arthur Andersen as the Company's auditors ("Proposal 2"), such proxy will be voted as specified. If no such direction is given, all the shares represented by the proxy will be voted in favor of Proposal 1 and Proposal 2 and in the discretion of the persons named in the accompanying proxy card as to any other business to properly come before the Meeting or any adjournment or postponement thereof.

     The cost of soliciting proxies will be paid by the Company, which will reimburse brokerage firms, custodians, nominees, and fiduciaries for their expenses in forwarding proxy material to the beneficial owners of the Common Stock.

     IN ORDER THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING, PLEASE SIGN, DATE, AND MAIL THE ENCLOSED PROXY CARD PROMPTLY.

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

     Information regarding the nominees to each of the seven positions on the Board of Directors of the Company (the "Nominees") to be elected at the Meeting is set forth below. Unless authority to vote on the election of all Nominees or any individual Nominee is specifically withheld by appropriate designation on the face of the proxy card, the persons named in the accompanying proxy card will vote such proxy for the election of the Nominees named below. If elected, such Nominees will serve as directors of the Company until the next Annual Meeting of Stockholders of the Company or until their successors are elected and qualified.

     Management does not contemplate that any of the Nominees will be unable to serve, but if such a situation should arise, the persons named in the accompanying proxy card will nominate and vote for the election of such other person or persons as the Board of Directors recommends.

                       NOMINEES FOR ELECTION AS DIRECTORS

         NAME AND ADDRESS           AGE          PRINCIPAL OCCUPATION AND OTHER DIRECTORSHIPS
         ----------------           ---          --------------------------------------------
George F. Baker...................  57    Mr. Baker has been a director of the Company since March
  767 Fifth Avenue                        1991, and he has served as Chairman of the Board of
  New York, NY 10153                        Directors and Chief Executive Officer since April 1991
                                            and served as President from October 1991 until April
                                            1995. Mr. Baker has been a managing partner of Cambridge
                                            Capital Fund, L.P., an investment partnership, since
                                            1988 and, since 1967, a managing partner of Baker Nye,
                                            L.P., an investment partnership. Mr. Baker serves as
                                            Governor of Society of the New York Hospital, Trustee of
                                            New York Zoological Society, Trustee of Quebec Labrador
                                            Foundation, Trustee of St. Paul's School, a member of
                                            the Associates of the Harvard Graduate School of
                                            Business, a member of the Visiting Committee of the John
                                            F. Kennedy School of Government of Harvard College, and
                                            a member of the Harvard College Committee of University
                                            Resources.

Bruce C. Conway...................  45    Mr. Conway has been a director of the Company since
  4508 San Carlos                         October 1990 and he has served as Secretary since April
  Dallas, TX 75205                          1991. Mr. Conway has been President of Conway Holdings,
                                            Inc., an oil and gas investment company, since its
                                            formation in 1991, Vice President and a director of
                                            Matrix Gas Corp., a natural gas company, since January
                                            1993, and general partner of R.V. Lynch & Co., a gas
                                            gathering company, since January 1991. Mr. Conway has
                                            been Vice President and a director of Sibtex China Ltd.,
                                            a joint venture partner in a Chinese pump manufacturer,
                                            since December 1994 and a general partner of Alex
                                            Properties, since 1994.

         NAME AND ADDRESS           AGE          PRINCIPAL OCCUPATION AND OTHER DIRECTORSHIPS
         ----------------           ---          --------------------------------------------
Arthur H. Hutton..................  65    Mr. Hutton has been a director of the Company since May
  39 Sunset Drive                         1993 and a consultant to Aero Corporation, a wholly-owned
  Manhasset, NY 11030                       subsidiary of the Company, since October 1991. Mr.
                                            Hutton has been Vice Chairman and a director of World
                                            Auxiliary Power Company, an aircraft modification
                                            company, since January 1988 and was Advisor to the
                                            Chairman of Pan American Commercial Services, a
                                            subsidiary of Pan American World Airways, from 1987 to
                                            1988. Mr. Hutton has served as President and Chief
                                            Executive Officer of World Airways, Inc., Senior Vice
                                            President of Pan American World Airways, and General
                                            Manager of British West Indian Airways, each of which is
                                            a commercial airline. Mr. Hutton is also an attorney and
                                            member of the New York and California state bar
                                            associations and, in July 1991, he retired as a Major
                                            General in the United States Air Force Reserve.

John J. McAtee, Jr................  60    Mr. McAtee has been a director of the Company since March
  1345 Sixth Avenue                       1991. Mr. McAtee is a director of Metzler Corporation, a
  New York, NY 10105                        subsidiary of Bankhaus von Metzler A.G. and a director
                                            of U.S. Industries. Mr. McAtee served as Vice Chairman
                                            from July 1990 to June 1996 of Smith Barney Harris Upham
                                            & Co. Incorporated. Prior to July 1990, Mr. McAtee was a
                                            senior partner at the law firm of Davis Polk & Wardwell.

Jack S. Parker....................  78    Mr. Parker has been a director of the Company since
  260 Long Ridge Rd.                      October 1991. Mr. Parker has been a director of J.G.
  Stamford, CT 06904                        Boswell Company since 1980 and a member of the Advisory
                                            Committee of Cambridge Capital Fund, L.P., an investment
                                            partnership, since July 1988. Mr. Parker was the Vice
                                            Chairman and Executive Officer of General Electric
                                            Company from 1968 through 1980 and has served as a
                                            director of General Electric Company, Santa Fe Pacific
                                            Co., TRW, Inc., Pan Am and Pan American World Airways,
                                            and BHP-Utah Minerals International.

Lewis S. White....................  57    Mr. White has been a director of the Company since May
  5 Orchard Hill Lane                     1991. Since 1988 Mr. White has been President of L.S.
  Greenwich, CT 06831                       White & Co., a firm engaged in business planning,
                                            corporate finance, acquisitions, and in business
                                            start-ups, turnarounds and restructurings. Prior to
                                            1988, he held senior management positions with Paramount
                                            Communications Inc. and Union Carbide Corporation. Mr.
                                            White is also a director of Kitty Hawk, Inc., a company
                                            principally involved in air cargo and air charter
                                            operations.

John H. Wilson....................  54    Mr. Wilson has been a director of the Company since July
  1500 Three Lincoln Centre               1983. Mr. Wilson has served as President of the Company
  5430 LBJ Freeway                          since May 1995. Mr. Wilson also served as interim
  Dallas, TX 75240                          President of the Company from April 1991 until his
                                            resignation in October 1991. Mr. Wilson is a director of
                                            Capital Southwest Corporation, Encore Wire Corporation,
                                            Norwood Promotional Products, Inc. and Palm Harbor
                                            Homes, Inc. and has been the President of U.S. Equity
                                            Corporation, a venture capital firm, since 1983.

               COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

     The Board of Directors has several standing committees: an Executive Committee, an Audit Committee, a Compensation Committee, and a Stock Option Committee. The Board of Directors does not have a Nominating Committee.

     The function of the Executive Committee is to exercise the powers and duties of the Board of Directors while the Board of Directors is not in session to the fullest extent permissible under Delaware law. During the 1996 fiscal year, the members of the Executive Committee were: Chairman George F. Baker and Messrs. Bruce C. Conway and John H. Wilson. The Executive Committee held one meeting and acted twice by written consent during the 1996 fiscal year.

     The function of the Audit Committee is to recommend the engagement of the Company's independent auditors and to review with such auditors the scope and results of their audit. The Committee is composed exclusively of directors who are, in the opinion of the Board of Directors, free from any relationships that would interfere with the exercise of independent judgment as an Audit Committee member. During the 1996 fiscal year, the members of the Audit Committee were:
Chairman Bruce C. Conway and Messrs. John J. McAtee, Jr. and Lewis S. White. The Audit Committee held one meeting and did not act by written consent during the 1996 fiscal year.

     The function of the Compensation Committee is to recommend rates of compensation and other similar matters with respect to employees of the Company. During the 1996 fiscal year, the members of the Compensation Committee were:
Chairman George F. Baker and Messrs. John H. Wilson and Bruce C. Conway. The Compensation Committee held one meeting and did not act by written consent during the 1996 fiscal year.

     The functions of the Stock Option Committee are to administer and interpret the Company's stock option plans, to grant options under such plans from time to time to eligible employees and non-employee directors of the Company and to determine the exercise price and option period at the time options are granted. During the 1996 fiscal year, the members of the Stock Option Committee were:
Chairman Jack S. Parker and Messrs. John J. McAtee, Jr. and Arthur H. Hutton. The Stock Option Committee held one meeting and acted once by written consent during the 1996 fiscal year.

     During the 1996 fiscal year, the Board of Directors held one meeting and acted once by written consent.

     Each of the Directors attended the Board of Directors meeting held in 1996 and 100% of the total number of meetings held by all committees on which he served.

                             EXECUTIVE COMPENSATION

     The following table sets forth, for the Company's last three fiscal years, the annual and long-term compensation of those persons who were, at December 31, 1996, (i) the Chief Executive Officer of the Company and (ii) all other executive officers whose salary and bonus for the last fiscal year exceeded $100,000 (the "Named Officers"):

                           SUMMARY COMPENSATION TABLE

                                                                                      LONG TERM
                                                                                     COMPENSATION
                                                       ANNUAL COMPENSATION              AWARDS
                                                ---------------------------------    ------------
                                                                        OTHER         SECURITIES
                                                                        ANNUAL        UNDERLYING
                                                SALARY     BONUS     COMPENSATION      OPTIONS
     NAME AND PRINCIPAL POSITION        YEAR      ($)       ($)          ($)             (#)
     ---------------------------        ----    -------    ------    ------------    ------------
George F. Baker(1)....................  1996          1     -0-        -0-              40,000
Chairman and CEO                        1995      -0-       -0-        -0-              -0-
                                        1994      -0-       -0-        -0-              -0-

John H. Wilson(2).....................  1996    180,000     -0-          808            40,000
President                               1995    120,000     -0-          560            -0-
                                        1994    120,000     -0-           50            60,000

---------------

(1) Mr. Baker was appointed as President of the Company on October 16, 1991 and served until April 30, 1995. Mr. Baker did not receive a salary for service as President.

(2) Mr. Wilson has been serving as President since May 1, 1995 and as an operating officer of the Company since January 1, 1994.

     The following table sets forth, for the Company's fiscal year ended December 31, 1996, information concerning the exercise of options by the Named Officers and the value of unexercised options of the Named Officers:

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR END OPTION VALUES

                                                                            NUMBER OF
                                                                            SHARES OF
                                                                          COMMON STOCK          VALUE OF
                                                                           UNDERLYING          UNEXERCISED
                                                                           UNEXERCISED        IN-THE-MONEY
                                       SHARES OF                        OPTIONS AT FISCAL   OPTIONS AT FISCAL
                                     COMMON STOCK                          YEAR END(#)        YEAR END($)*
                                       ACQUIRED                           EXERCISABLE/        EXERCISABLE/
               NAME                  ON EXERCISE #   VALUE REALIZED $     UNEXERCISABLE       UNEXERCISABLE
               ----                  -------------   ----------------   -----------------   -----------------
George F. Baker....................       -0-              -0-               100,000            1,506,250
                                                                              40,000               79,000
John H. Wilson.....................       -0-              -0-                56,000              835,000
                                                                              84,000              825,625

---------------

* Based upon the closing price reported on the New York Stock Exchange on December 31, 1996, of $21.50 per share of Common Stock.

                           COMPENSATION OF DIRECTORS

     Directors who are not officers of the Company or any of its subsidiaries ("Non-Employee Directors") each receive a quarterly fee of $2,000 for service on the Board of Directors and an additional $400 for each meeting of the Board of Directors attended plus travel and other business expenses. Arthur H. Hutton received $12,000 in consulting fees in 1996 for services rendered to Aero Corporation.

     Non-Employee Directors are eligible to participate in the Whitehall Corporation Non-Employee Directors' Stock Option Plan (the "Plan"). Pursuant to the Plan, each Non-Employee Director has received a non-discretionary grant of options to purchase 10,000 shares of Common Stock at an exercise price equal to the fair market value of the Common Stock as of the date the options were granted. All such options become exercisable in five equal annual installments commencing one year after the grant date and expire ten years after the grant date. No stock options were granted during 1996. In addition, the Plan provides that the Stock Option Committee may, in its sole discretion, from time to time grant additional options to Non-Employee Directors in recognition of the performance of the Company and its subsidiaries, the performance of the Non-Employee Director, or such other factors as the Committee may determine. No such discretionary options were granted in fiscal 1996.

                      REPORT OF THE COMPENSATION COMMITTEE
                       AND THE STOCK OPTION COMMITTEE ON
                             EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors consists of three directors of the Company. It is authorized to review and consider the Company's compensation standards and practices. The Compensation Committee considers suggestions from management and makes recommendations to the Board of Directors concerning the cash compensation to be paid to executive officers and other employees of the Company and its subsidiaries. The Stock Option Committee of the Board of Directors was formed in March 1992 at the time of the adoption of the Company's stock option plans. It consists of three Non-Employee Directors. It administers such plans and awards long-term compensation in the form of stock options to Non-Employee Directors, executive officers and other eligible employees under such plans.

     The Company's executive compensation program is designed to attract and retain talented managers and to motivate such managers to enhance profitability and stockholder returns. Executive officers' compensation consists of base salary and benefits and may include incentives in the form of annual cash bonuses and stock options.

     In determining base salaries, the Compensation Committee considers recommendations from the President of the Company or the chief executives of the Company's subsidiaries. The Compensation Committee believes that executive officers' base salaries are competitive in relation to those of other companies of comparable size. The Compensation Committee has taken special notice that management is currently leading the Company through a transition phase in which new markets are being explored and developed. In future years, if such efforts result in earnings growth for the Company, the Compensation Committee intends to reward management with commensurate increases in salaries.

     Annual cash bonuses may be awarded at the Compensation Committee's discretion for special individual contributions to the success of the Company. Although bonuses are not formally tied to a performance target, the Committee utilizes informal standards for earnings upon which the success of the Company is judged.

     All employees, including executive officers, and Non-Employee Directors are eligible to receive grants of stock options from the Company. Options granted generally have an exercise price equal to the market value of the Common Stock on the date of grant, generally become exercisable in equal annual installments over the five years after the date of grant and are contingent upon the optionee's continued employment. The number of options granted to an individual varies according to his or her individual contribution to the success of the Company. On May 17, 1996 Named Officers of the Company and certain employees of Aero Corporation, a wholly owned subsidiary of the Company, received grants of options to purchase 130,000 shares of the Common Stock of the Company at exercise prices of $17.75 and $19.53 per share. The Stock Option

Committee intends to make future grants as necessary to focus managers on building profitability and stockholder value.

     In addition, the Company provides health care and retirement benefits for executive officers on terms generally available to all employees of the Company and its subsidiaries. The Compensation Committee believes that such benefits are comparable to those offered by other similarly-situated companies. Except as reported in the Summary Compensation Table, the amount of perquisites, as determined in accordance with the rules of the Securities and Exchange Commission relating to executive compensation, did not exceed the lesser of $50,000 or 10% of the cash compensation of any executive officer in the last fiscal year.

     Recent amendments to the federal income tax laws impose limitations on the deductibility of compensation in excess of $1 million paid to executive officers in certain circumstances. The Compensation Committee and the Stock Option Committee intend that all compensation paid to the Company's executive officers in 1997 will be deductible by the Company under such tax laws.

      MEMBERS OF THE             MEMBERS OF THE
  COMPENSATION COMMITTEE     STOCK OPTION COMMITTEE
  ----------------------     ----------------------
George F. Baker (Chairman)  Arthur H. Hutton
Bruce C. Conway             John J. McAtee, Jr.
John H. Wilson              Jack S. Parker (Chairman)

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The members of the Compensation Committee who are also Officers of the Company are Mr. George F. Baker, Chief Executive Officer, John H. Wilson, President and Bruce C. Conway, Secretary.

                    FIVE-YEAR STOCKHOLDER RETURN COMPARISON

     Set forth below is a line-graph presentation comparing the cumulative stockholder return on the Company's Common Stock, on an indexed basis, against the cumulative total returns of the S&P Composite-500 Stock Index and the Multi-Industry Companies Index published by Media General Financial Services for the period of the Company's last five fiscal years (This comparison assumes that $100 was invested on December 31, 1991 and assumes reinvestment of dividends and distributions):

              COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN FOR
             WHITEHALL CORPORATION COMMON STOCK, S&P COMPOSITE-500
                STOCK INDEX AND MEDIA GENERAL FINANCIAL SERVICES
                         MULTI-INDUSTRY COMPANIES INDEX

        MEASUREMENT PERIOD                                 INDUSTRY             BROAD
      (FISCAL YEAR COVERED)           WHITEHALL CP           INDEX             MARKET
1991                                              100                100                100
1992                                           137.50             111.69             107.64
1993                                           111.54             136.49             118.50
1994                                           173.08             130.49             120.06
1995                                           257.69             175.13             165.18
1996                                           330.77             216.43             203.11

                        SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth information as to the beneficial ownership of the Company's Common Stock as of March 24, 1997 by (i) each director of the Company, (ii) each Named Officer and (iii) all Directors and executive officers of the Company as a group. Unless otherwise indicated, the beneficial ownership for each person consists of sole voting and sole investment power.

                                                                     PERCENTAGE OF
                                               NUMBER OF SHARES    OUTSTANDING SHARES
          NAME OF BENEFICIAL OWNER              OF COMMON STOCK     OF COMMON STOCK
          ------------------------             -----------------   ------------------
George F. Baker..............................     2,001,400(1)            36.4%
Bruce C. Conway..............................        21,600(2)               *
Arthur H. Hutton.............................         8,000(3)               *
John J. McAtee, Jr...........................        11,000(4)               *
Jack S. Parker...............................        14,000(4)               *
Lewis S. White...............................         6,000(5)               *
John H. Wilson...............................        85,000(6)             1.5
All current directors and executive officers
  as a group (9 persons).....................     2,249,970(7)            40.9%

---------------

  * Represents less than 1% of the outstanding shares of Common Stock.

(1) Mr. Baker owns no Common Stock directly. However, as a Managing Partner of Cambridge Capital Fund, L.P., and as a Managing Partner of Baker Nye, L.P., he may be deemed to own beneficially (and the number of shares in the table includes) the 1,314,400 shares of Common Stock owned by Cambridge Capital Fund, L.P. and the 579,000 shares of Common Stock owned by Baker Nye, L.P. Mr. Baker is also deemed to own beneficially (and the number of shares in the table includes) 108,000 shares of Common Stock attributable to options exercisable within 60 days.

(2) Includes 20,000 shares of Common Stock attributable to options exercisable within 60 days.

(3) Includes 8,000 shares of Common Stock attributable to options exercisable within 60 days.

(4) Includes 10,000 shares of Common Stock attributable to options exercisable within 60 days.

(5) Includes 6,000 shares of Common Stock attributable to options exercisable within 60 days.

(6) Includes 84,000 shares of Common Stock attributable to options exercisable within 60 days.

(7) Includes 259,600 shares of Common Stock attributable to options exercisable within 60 days. Also includes 1,894,630 shares of Common Stock as to which the powers to vote and dispose are shared with related parties or family members.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth information as to the beneficial ownership of the Company's Common Stock as of March 24, 1997, unless otherwise indicated, by each person who is known to the Company to be the beneficial owner of more than 5% of the Common Stock. Unless otherwise indicated, the beneficial ownership for each person consists of sole voting and sole investment power.

                                                                            PERCENTAGE OF
                  NAME AND ADDRESS                    NUMBER OF SHARES    OUTSTANDING SHARES
                OF BENEFICIAL OWNER                   OF COMMON STOCK      OF COMMON STOCK
                -------------------                   ----------------    ------------------
Cambridge Capital Fund, L.P.........................     1,314,400               23.9%
  767 Fifth Avenue
  New York, NY 10153
Baker Nye, L.P......................................       579,000               10.5
  767 Fifth Avenue
  New York, NY 10153
Lee D. Webster......................................       530,004(1)             9.6
  4931 Thunder Road
  Dallas, TX 75244
Kennedy Capital Management, Inc.....................       471,800(2)             8.6
  10829 Olive Blvd.
  St. Louis, MO 63141
Dimensional Fund Advisors Inc.......................       354,600(3)             6.4
  1299 Ocean Avenue
  Santa Monica, CA 90401

---------------

(1) The number of shares in the table is based solely upon information provided by Mr. Webster to the Company and includes 136,876 shares owned by trusts for the benefit of Mr. Webster's children, for which he serves as sole trustee and with respect to which he disclaims beneficial ownership.

(2) The number of shares in the table is based solely upon a Schedule 13G, dated February 10, 1997 filed by Kennedy Capital Management, Inc.

(3) Dimensional Fund Advisors Inc., a registered investment adviser ("Dimensional"), is deemed to have beneficial ownership of 354,600 shares of Common Stock as of December 31, 1996, all of which shares are held in portfolios of DFA Investment Dimensions Group, Inc., a registered open-end investment company, or in series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, all of which Dimensional serves as investment manager. Dimensional disclaims beneficial ownership of all such shares.

              CERTAIN RELATIONSHIPS AND RELATED-PARTY TRANSACTIONS

     On December 31, 1996, pursuant to demand promissory notes executed between 1986 and 1990, Mr. Daniel R. Donham, a Vice President of the Company, was indebted to the Company in the aggregate amount of approximately $213,000. On the same date, pursuant to demand promissory notes executed between 1986 and 1990, Mr. E. Forrest Campbell, a Vice President of the Company, was indebted to the Company in the aggregate amount of approximately $150,000.

                         COMPLIANCE WITH SECTION 16(A)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires officers and directors of the Company, and persons who own beneficially greater than ten percent of the Common Stock of the Company ("ten-percent beneficial owners"), to file with the Securities and Exchange Commission and the New York Stock Exchange initial reports of beneficial ownership and reports of changes in beneficial ownership of Common Stock on Forms 3, 4, and 5. Reporting parties are required by regulation to furnish the Company with copies of all Section 16(a) reports.

     To the Company's knowledge, all Section 16(a) filing requirements applicable to its officers, directors, and ten-percent beneficial owners were complied with in 1996.

                                   PROPOSAL 2

                         INDEPENDENT PUBLIC ACCOUNTANTS

                       RATIFICATION OF THE APPOINTMENT OF
                        ARTHUR ANDERSEN LLP AS AUDITORS

     The Board of Directors has appointed the firm of Arthur Andersen LLP to examine the financial statements of the Company for the year ending December 31, 1997, subject to ratification by the stockholders. Arthur Andersen LLP was employed by the Company as its independent auditors for fiscal 1996. Stockholders are asked to ratify the action of the Board of Directors in making such appointment.

     It is expected that representatives of Arthur Andersen LLP will attend the Meeting, at which time they will be available to respond to appropriate questions.

     The Board of Directors recommends a vote for ratification, and it is intended that proxies not marked to the contrary will be so voted. The affirmative vote of the holders of a majority of the shares of the Common Stock present at the Meeting in person or by proxy is required for the ratification of the appointment of Arthur Andersen LLP as the Company's auditors.

                                 OTHER BUSINESS

     Management knows of no business to be brought before the Meeting other than Proposal 1 and Proposal 2 as set forth in the Notice of Annual Meeting. If any other proposals come before the Meeting, it is intended that the shares represented by proxies shall be voted in accordance with the judgment of the person or persons exercising that authority conferred by the proxies.

                                 ANNUAL REPORT

     Financial statements of the Company, the Company's independent public accountant's report thereon and management's discussion and analysis of the Company's financial condition and results of operations are contained in the Company's 1996 Annual Report to Stockholders which has been sent to each stockholder of record along with a copy of this Proxy Statement. The Annual Report is not to be regarded as proxy soliciting material or communications by means of which any solicitation is to be made.

                             STOCKHOLDER PROPOSALS

     Proposals by stockholders intended to be presented at the next Annual Meeting of Stockholders (to be held in 1998) must be received by the Company on or before November 30, 1997, in order to be included in the proxy statement and proxy for that meeting. The mailing address of the Company for submission of any such proposals is given on the first page of this Proxy Statement.

     IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, STOCKHOLDERS ARE REQUESTED TO SIGN, DATE AND RETURN THE PROXY CARDS AS SOON AS POSSIBLE, WHETHER OR NOT THEY EXPECT TO ATTEND THE UPCOMING ANNUAL MEETING IN PERSON.

                                      By Order of the Board of Directors,

                                              /s/ BRUCE C. CONWAY
                                                BRUCE C. CONWAY
                                                   Secretary